SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	September 25, 2012

AMERICAN ELECTRIC POWER COMPANY, INC.
(Exact Name of Registrant as Specified in Its Charter)

1-3525	New York	13-4922640
(Commission File Number)	(State or Other Jurisdiction of Incorporation)	(IRS Employer Identification No.)

1 Riverside Plaza, Columbus, OH	43215
(Address of Principal Executive Offices)	(Zip Code)

614-716-1000
(Registrant’s Telephone Number, Including Area Code)

None
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]         Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]         Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Items to be Included in this Report

Item 5.02.               Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On September 25, 2012, the Board of Directors (the “Board”) of American Electric Power Company, Inc. (the “Company”) elected Stephen S. Rasmussen to serve as a director of the Company.  Mr. Rasmussen’s initial term as a director will continue until the 2013 annual meeting of shareholders.  The Board appointed Mr. Rasmussen to the Committee on Directors and Corporate Governance, the Finance Committee and the Policy Committee.

Mr. Rasmussen has served as the Chief Executive Officer of Nationwide Mutual Insurance Company (“Nationwide”) since 2009. From 2003 to 2009 he served as President and Chief Operating Officer of Property and Casualty operations for Nationwide.

The Board has determined that Mr. Rasmussen is an “independent” director under the Company’s Principles of Corporate Governance and the independence requirements of the New York Stock Exchange, as well as the applicable rules promulgated by the Securities and Exchange Commission (the “SEC”).

As a non-employee director, Mr. Rasmussen will receive the same compensation paid to other non-employee directors of the Company in accordance with the policies and procedures previously approved by the Board for non-employee directors as disclosed in the Company’s 2012 Proxy Statement.

Item 5.03.               Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

The Board of Directors of the Company approved amendments to Sections 1, 5, 9 and 11 of the Company's By-Laws, effective as of September 25, 2012. The amendments to Section 1  and 5 reflect the Company’s practices for the annual shareholder meeting.  The amendment to Section 9 changes the necessary quorum of the Board from one-third to a majority standard.   The amendment to Section 11 adds a provision that if the Chairman of the Board is not independent, the independent members of the Board will also appoint a Lead Director.

            The foregoing description is qualified in its entirety by reference to the By-Laws, a copy of which is attached and incorporated herein as Exhibit 3.1 to this Form 8-K.

Item 9.01.               Financial Statements and Exhibits

(d)           Exhibits

3.1	Amended and Restated By-Laws of American Electric Power Company, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

AMERICAN ELECTRIC POWER COMPANY, INC.
By:	/s/ Thomas G. Berkemeyer
Name:	Thomas G. Berkemeyer
Title	Assistant Secretary

September 26, 2012